Exhibit 4.1

TORTOISE CAPITAL RESOURCES CORPORATION
TERMS AND CONDITIONS OF THE DIVIDEND REINVESTMENT PLAN

                Registered holders (“Common Shareholders”) of common shares (the “Common Shares”) of Tortoise Capital Resources Corporation (the “Company”) whose Common Shares are registered with us or with a brokerage firm that participates in our Dividend Reinvestment Plan (the “Plan”) and has coded such holder’s account dividend reinvestment will automatically be enrolled (the “Participants”) in the Plan and are advised as follows:

                1. THE PLAN AGENT. Computershare Trust Company, Inc. (the “Agent”) will act as agent for each Participant. The Agent will open an account for each Participant under the Plan in the same name in which his or her outstanding Common Shares are registered.

                2. CASH OPTION. Pursuant to the Company’s Plan, unless a holder of Common Shares otherwise elects, all distributions, including dividends, capital gains, or return of capital will be automatically reinvested by the Agent in additional Common Shares of the Company. Common Shareholders who elect not to participate in the Plan will receive all distributions in cash paid by check mailed directly to the shareholder of record (or, if the shares are held in street or other nominee name then to such nominee) by the Agent, as dividend paying agent. Such Participants may elect not to participate in the Plan and to receive all distributions of dividends and capital gains in cash by sending written instructions to the Agent, as dividend paying agent, at the address set forth below. Please note that the Plan administrator may use an affiliated broker for trading activity, relative to the Plan on behalf of Plan participants.

                3. SHARE ISSUANCES.  The Company intends to use primarily newly-issued Common Shares to implement the Plan, whether its shares are trading at a premium or at a discount to net asset value.  However, the Company reserves the right to instruct the Agent to purchase shares in the open-market in connection with its obligations under the Plan.  The number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of the Company’s common stock at the close of regular trading on the New York Stock Exchange (“NYSE”) on the distribution payment date.  Market price per share on that date shall be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices.  If distributions are reinvested in shares purchased on the open market, then the number of shares received by a stockholder shall be determined by dividing the total dollar amount of the distribution payable to such stockholder by the weighted average price per share (including brokerage commissions and other related costs) for all shares purchased by the Agent on the open-market in connection with such distribution. Such open-market purchases will be made by the Agent as soon as practicable, but in no event more than 30 days after the distribution payment date.  Open-market purchases may be made on any securities exchange where Common Shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent shall determine. Each Participant’s uninvested funds held by the Agent will not bear interest. The Agent shall have no liability in connection with any inability to purchase Common Shares within the time provided, or with the timing of any purchases effected. The Agent shall have no responsibility for the value of Common Shares acquired. The Agent may commingle Participants’ funds to be used for open-market purchases of Company shares.

                4.  TAXATION. The automatic reinvestment of distributions does not relieve Participants of any federal, state or local taxes which may be payable (or required to be withheld on distributions). Participants will receive tax information annually for their personal records and to help them prepare their federal income tax return. For further information as to tax consequences of participation in the Plan, Participants should consult with their own tax advisors.

                5. LIABILITY OF AGENT. The Agent shall at all times act in good faith and agree to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Agent’s negligence, bad faith, or willful misconduct or that of its employees.

               6. RECORDKEEPING. The Agent may hold each Participant’s Common Shares acquired pursuant to the Plan together with the Common Shares of other Common Shareholders of the Company acquired pursuant to the Plan in non-certificated form in the Agent’s name or that of the Agent’s nominee. Each Participant will be sent a confirmation by the Agent of each acquisition made for his or her account as soon as practicable, but in no event later than 60 days, after the date thereof. Upon a Participant’s request, the Agent will deliver to the Participant, without charge, a certificate or certificates for the full Common Shares. Although each Participant may from time to time have an undivided fractional interest in a Common Share of the Company, no certificates for a fractional share will be issued. Similarly, Participants may request to sell a portion of the Common Shares held by the Agent in their Plan accounts by calling the Agent, writing to the Agent, or completing and returning the transaction form attached to each Plan statement. The Agent will sell such Common Shares through a broker-dealer selected by the Agent within 5 business days of receipt of the request. The sale price will equal the weighted average price of all Common Shares sold through the Plan on the day of the sale, less brokerage commissions. Participants should note that the Agent is unable to accept instructions to sell on a specific date or at a specific price. Any share dividends or split shares distributed by the Company on Common Shares held by the Agent for Participants will be credited to their accounts. In the event that the Company makes available to its Common Shareholders rights to purchase additional Common Shares, the Common Shares held for each Participant under the Plan will be added to other Common Shares held by the Participant in calculating the number of rights to be issued to each Participant.

                7. PROXY MATERIALS. The Agent will forward to each Participant any proxy solicitation material. The Agent will vote any Common Shares held for a Participant first in accordance with the instructions set forth on proxies returned by such Participant to the Company, and then with respect to any proxies not returned by such Participant to the Company, in the same proportion as the Agent votes the proxies returned by the Participants to the Company.

                8. FEES. The Agent’s service fee for handling distributions will be paid by the Company. Each Participant will be charged his or her pro rata share of brokerage commissions on all open-market purchases. If a Participant elects to have the Agent sell part or all of his or her Common Shares and remit the proceeds, such Participant will be charged his or her pro rata share of brokerage commissions on the shares sold, plus a $15 transaction fee.

                9. TERMINATION IN THE PLAN. Each registered Participant may terminate his or her account under the Plan by notifying the Agent in writing at P.O. Box 43078, Providence, Rhode Island 02940-3078, or by calling the Agent at (312-588-4990) or using the website: www.computershare.com. Such termination will be effective with respect to a particular distribution if the Participant’s notice is received by the Agent prior to such distribution record date. The Plan may be terminated by the Agent or the Company upon notice in writing mailed to each Participant at least 60 days prior to the effective date of the termination. Upon any termination, the Agent will cause a certificate or certificates to be issued for the full shares held for each Participant under the Plan and cash adjustment for any fraction of a Common Share at the then current market value of the Common Shares to be delivered to him. If preferred, a Participant may request the sale of all of the Common Shares held by the Agent in his or her Plan account in order to terminate participation in the Plan. If any Participant elects in advance of such termination to have Agent sell part or all of his shares, Agent is authorized to deduct from the proceeds a $15 fee plus the brokerage commissions incurred for the transaction. If a Participant has terminated his or her participation in the Plan but continues to have Common Shares registered in his or her name, he or she may re-enroll in the Plan at any time by notifying the Agent in writing at the address above.

                10. AMENDMENT OF THE PLAN. These terms and conditions may be amended by the Agent or the Company at any time but, except when necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Agent receives notice of the termination of the Participant’s account under the Plan. Any such amendment may include an appointment by the Agent of a successor Agent, subject to the prior written approval of the successor Agent by the Company.

                11. APPLICABLE LAW. These terms and conditions shall be governed by the laws of the State of Delaware.